Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rocky Brands, Inc. and Subsidiaries for the year ended December 31, 2018 of our reports dated March 13, 2019 included in its Registration Statements Form S-3 (No. 333-188983) and on Form S-8 (No. 333-121756, No. 333-198167) relating to the consolidated financial statements and internal controls for the two years ended December 31, 2018 2017 listed in the accompanying index.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

March 13, 2019